UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2018

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Innovation Way Mason, OH	45040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2018, AtriCure, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Piper Jaffray & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 2,500,000 shares of common stock of the Company (the “Underwritten Shares”). The price to the public in the offering is $30.75 per share and the Underwriters have agreed to purchase the shares of common stock from the Company pursuant to the Underwriting Agreement at a price of $28.905 per share. The net proceeds to the Company from this offering are expected to be approximately $72.0 million (or $82.8 million if the underwriters exercise their option to purchase additional shares of our common stock in full), after deducting underwriting discounts and commissions and estimated offering expenses. The Company has granted the Underwriters a 30-day option to purchase up to an additional 375,000 shares of common stock (together with the Underwritten Shares, the “Shares”). The closing of the offering is expected to occur on or about October 10, 2018, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-212088) (the “Registration Statement”) previously filed with the Securities and Exchange Commission and a related prospectus included in the Registration Statement, and related prospectus supplement dated October 4, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Keating Muething & Klekamp PLL, relating to the legality of the issuance and sale of the Shares in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On October 3, 2018, the Company issued a press release announcing the proposed public offering, a copy of which is furnished as Exhibit 99.1 hereto. On October 4, 2018, the Company issued a press release announcing the pricing of the public offering, a copy of which is furnished as Exhibit 99.2 hereto.

The information furnished in this Current Report under Item 8.01 and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

1.1	Underwriting Agreement dated as of October 4, 2018, among AtriCure, Inc. and J.P. Morgan Securities LLC and Piper Jaffray & Co., as representatives of the underwriters named therein.

5.1	Opinion of Keating Muething & Klekamp PLL.

23.1	Consent of Keating Muething & Klekamp PLL (included in Exhibit 5.1 hereto).

99.1	Press release dated October 3, 2018.

99.2	Press release dated October 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: October 4, 2018	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer